Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

August 27, 2013

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2013 FOURTH QUARTER AND FISCAL YEAR
RESULTS AND PROVIDES GUIDANCE FOR THE NEXT FISCAL YEAR

Palm Beach Gardens, Florida, August 27, 2013 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the fourth quarter and fiscal year ended July 27, 2013.

The Company reported:

•
Contract revenues of $478.6 million for the quarter ended July 27, 2013, compared to contract revenues of $318.0 million for the quarter ended July 28, 2012. Contract revenues for the quarter ended July 27, 2013 grew 7.5% on an organic basis after excluding $139.1 million of revenue from businesses acquired during fiscal 2013 and $2.3 million of revenue from storm restoration services in the quarter ended July 28, 2012.

•	Adjusted EBITDA (Non-GAAP) of $58.1 million for the quarter ended July 27, 2013, compared to $40.5 million for the quarter ended July 28, 2012.

•
Net income on a GAAP basis of $14.7 million, or $0.43 per common share diluted, for the quarter ended July 27, 2013, compared to $13.3 million, or $0.39 per common share diluted, for the quarter ended July 28, 2012. On a Non-GAAP basis, net income for the quarter ended July 27, 2013 was $15.1 million, or $0.44 per common share diluted. The Non-GAAP net income for the quarter ended July 27, 2013 excludes a pre-tax $0.5 million charge for a wage and hour class action settlement and $0.2 million in pre-tax acquisition related costs.

The Company also reported:

•
Contract revenues of $1.609 billion for the fiscal year ended July 27, 2013, compared to contract revenues of $1.201 billion for the fiscal year ended July 28, 2012. Contract revenues for the fiscal year ended July 27, 2013 grew 4.9% on an organic basis after excluding $337.9 million of revenue from businesses acquired during fiscal 2013 and revenue for storm restoration services of $16.7 million and $6.0 million in the fiscal years ended July 27, 2013 and July 28, 2012, respectively.

•	Adjusted EBITDA (Non-GAAP) of $179.8 million for the fiscal year ended July 27, 2013, compared to $135.5 million for the fiscal year ended July 28, 2012.

•
Net income on a GAAP basis of $35.2 million, or $1.04 per common share diluted, for the fiscal year ended July 27, 2013, compared to $39.4 million, or $1.14 per common share diluted, for the fiscal year ended July 28, 2012. The fiscal year ended July 27, 2013 included $4.7 million in pre-tax gains on asset sales, as compared to $15.4 million during the fiscal year ended July 28, 2012. On a Non-GAAP basis, net income for the fiscal year ended July 27, 2013 was $39.8 million, or $1.18 per common share diluted. The Non-GAAP net income for the fiscal year ended July 27, 2013 excludes $6.8 million in pre-tax acquisition related costs, a pre-tax $0.5 million charge for a wage and hour class action settlement, and a pre-tax write-off of $0.3 million of deferred financing costs in connection with the replacement of the Company's credit facility in December 2012.

The Company also announced its outlook for the first quarter of fiscal 2014. The Company currently expects revenue for the first quarter of fiscal 2014 to range from $475.0 million to $495.0 million and diluted earnings per common share to range from $0.42 to $0.49.

The Company has defined Adjusted EBITDA (Non-GAAP) as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, write-off of deferred financing costs, charges for a wage and hour class action settlement, and stock-based compensation expense. See the accompanying tables which present a reconciliation of GAAP to Non-GAAP financial information.
A conference call to review the Company's results will be hosted at 9 a.m. (ET), Wednesday, August 28, 2013; call (800) 230-1059 (United States) or (612) 234-9959 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with related materials, will be available at http://www.dycomind.com under the heading “Events.” The conference call materials will be available at approximately 8 a.m. (ET) on August 28, 2013. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at http://www.dycomind.com until Friday, September 27, 2013.

Dycom is a leading provider of specialty contracting services. These services, which are provided throughout the United States and in Canada, include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that the presentation of certain Non-GAAP financial measures in this press release provides information that is useful to investors because it allows for a more direct comparison of the Company's performance for the period with the Company's performance in the comparable prior-year period. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results.

Fiscal 2013 fourth quarter and full year results are preliminary and are unaudited. This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management's current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, preliminary purchase price allocations of businesses acquired, expected benefits and synergies of acquisitions, future financial and operating results, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks detailed in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS July 27, 2013 and July 28, 2012 Unaudited

	July 27, 2013	July 28, 2012
	(Dollars in thousands)
ASSETS
CURRENT ASSETS:
Cash and equivalents	$18,607	$52,581
Accounts receivable, net	252,202	141,788
Costs and estimated earnings in excess of billings	204,349	127,321
Inventories	35,999	26,274
Deferred tax assets, net	15,919	15,633
Income taxes receivable	2,516	4,884
Other current assets	10,608	8,466
Total current assets	540,200	376,947

PROPERTY AND EQUIPMENT, NET	202,703	158,247
GOODWILL	267,810	174,849
INTANGIBLE ASSETS, NET	125,275	49,773
OTHER	17,286	12,377
TOTAL NON-CURRENT ASSETS	613,074	395,246
TOTAL ASSETS	$1,153,274	$772,193

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$77,954	$36,823
Current portion of debt	7,813	74
Billings in excess of costs and estimated earnings	13,788	1,522
Accrued insurance claims	29,069	25,218
Other accrued liabilities	70,257	50,926
Total current liabilities	198,881	114,563

LONG-TERM DEBT (including debt premium of $3.6 million at July 27, 2013)	444,169	187,500
ACCRUED INSURANCE CLAIMS	27,250	23,591
DEFERRED TAX LIABILITIES, NET NON-CURRENT	48,612	49,537
OTHER LIABILITIES	6,001	4,071
Total liabilities	724,913	379,262

Total Stockholders' Equity	428,361	392,931
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,153,274	$772,193

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	July 27, 2013	July 28, 2012	July 27, 2013	July 28, 2012
	(Dollars in thousands, except per share amounts)

Contract revenues	$478,632	$318,034	$1,608,612	$1,201,119

Costs of earned revenues, excluding depreciation and amortization	384,169	252,137	1,300,416	968,949
General and administrative expenses (1)	39,914	27,434	145,771	104,024
Depreciation and amortization	24,820	15,647	85,481	62,693
Total	448,903	295,218	1,531,668	1,135,666

Interest expense, net	(6,752)	(4,189)	(23,334)	(16,717)
Other income, net	1,069	2,882	4,589	15,825

Income before income taxes	24,046	21,509	58,199	64,561

Provision for income taxes	9,380	8,227	23,011	25,183

Net income	$14,666	$13,282	$35,188	$39,378

Earnings per common share:
Basic earnings per common share	$0.44	$0.40	$1.07	$1.17

Diluted earnings per common share	$0.43	$0.39	$1.04	$1.14

Shares used in computing income per common share:
Basic	33,141,347	33,600,852	33,012,595	33,653,055

Diluted	34,082,228	34,384,915	33,782,187	34,481,895

(1) Includes stock-based compensation expense of $2.6 million and $2.1 million for the three months ended July 27, 2013 and July 28, 2012, respectively, and $9.9 million and $7.0 million for the twelve months ended July 27, 2013 and July 28, 2012, respectively.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited

The below table presents the reconciliation of contract revenues adjusted for revenue from subsidiaries acquired in fiscal 2013 and storm restoration service revenues generated during the current and prior year periods.

	Contract Revenues - GAAP	Revenues from subsidiaries acquired in fiscal 2013	Revenues from storm restoration services	Contract Revenues - Non-GAAP	% Growth - GAAP	% Growth - Non-GAAP
	(Dollars in thousands)

Three Months Ended July 27, 2013	$478,632	$(139,079)	$—	$339,553	50.5%	7.5%

Three Months Ended July 28, 2012	$318,034	$—	$(2,256)	$315,778

Twelve Months Ended July 27, 2013	$1,608,612	$(337,923)	$(16,721)	$1,253,968	33.9%	4.9%

Twelve Months Ended July 28, 2012	$1,201,119	$—	$(5,985)	$1,195,134

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited (continued)

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the three and twelve months ended July 27, 2013 and July 28, 2012 and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	July 27, 2013	July 28, 2012	July 27, 2013	July 28, 2012
	(Dollars in thousands)
Reconciliation of Net income to Adjusted EBITDA (Non-GAAP):
Net income	$14,666	$13,282	$35,188	$39,378
Interest expense, net	6,752	4,189	23,334	16,717
Provision for income taxes	9,380	8,227	23,011	25,183
Depreciation and amortization expense	24,820	15,647	85,481	62,693
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	55,618	41,345	167,014	143,971
Gain on sale of fixed assets	(816)	(2,853)	(4,683)	(15,430)
Stock-based compensation expense	2,628	2,051	9,902	6,952
Charge for a wage and hour class action litigation settlement	495	—	495	—
Acquisition related costs	224	—	6,763	—
Write-off of deferred financing costs	—	—	321	—
Adjusted EBITDA (Non-GAAP)	$58,149	$40,543	$179,812	$135,493

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited (continued)

The below table presents a reconciliation of GAAP to Non-GAAP net income for the three and twelve months ended July 27, 2013 and July 28, 2012.

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	July 27, 2013	July 28, 2012	July 27, 2013	July 28, 2012
	(Dollars in thousands, except per share amounts)

Reconciling Items:
Charge for a wage and hour class action litigation settlement	$(495)	$—	$(495)	$—
Acquisition related costs	(224)	—	(6,763)	—
Write-off of deferred financing costs	—	—	(321)	—
Total Reconciling Items	(719)	—	(7,579)	—

GAAP net income	$14,666	$13,282	$35,188	$39,378
Adjustment for Reconciling Items above, net of tax	435	—	4,589	—
Non-GAAP net income	$15,101	$13,282	$39,777	$39,378

Earnings per common share:

Basic earnings per common share - GAAP	$0.44	$0.40	$1.07	$1.17
Adjustment for Reconciling Items above, net of tax	0.01	—	0.14	—
Basic earnings per common share - Non-GAAP	$0.46	$0.40	$1.20	$1.17

Diluted earnings per common share - GAAP	$0.43	$0.39	$1.04	$1.14
Adjustment for Reconciling Items above, net of tax	0.01	—	0.14	—
Diluted earnings per common share - Non-GAAP	$0.44	$0.39	$1.18	$1.14

Earnings per share amounts may not add due to rounding.

Shares used in computing GAAP and Non-GAAP earnings per common share and adjustment for Reconciling Items above:

Basic	33,141,347	33,600,852	33,012,595	33,653,055

Diluted	34,082,228	34,384,915	33,782,187	34,481,895